Exhibit 10.25
OMNIBUS AMENDMENT

This Omnibus Amendment (“Amendment”) is entered into on September 30, 2013, by and among CR BALTIMORE HOLDINGS, LLC, a Delaware limited liability company (“CR”), CBAC GAMING, LLC, a Delaware limited liability company (the “Company”), CBAC BORROWER, LLC, a Delaware limited liability company (the “Borrower Subsidiary”), and CAESARS BALTIMORE MANAGEMENT COMPANY, LLC, a Delaware limited liability company (“Manager”), CVPR GAMING HOLDINGS, LLC, a Maryland limited liability company (“CVP”), STRON-MD LIMITED PARTNERSHIP, a Delaware limited partnership (“Stronach”) and PRT TWO LLC, a Maryland limited liability company (“PRT TWO”).
WHEREAS, CR, the Company, CVP, Stronach and PRT TWO are parties to that certain Second Amended and Restated Operating Agreement of the Company, dated October 23, 2012 (the “Operating Agreement”);
WHEREAS, the Borrower Subsidiary and Manager are parties to that certain Management Agreement, dated October 23, 2012, as a result of the assignment of that agreement by the Company to the Borrower Subsidiary on July 1, 2013 (the “Management Agreement”);
WHEREAS, the Borrower Subsidiary and CR are parties to that certain Development Agreement, dated October 23, 2012, as a result of the assignment of that agreement by the Company to the Borrower Subsidiary on July 1, 2013 (the “Development Agreement”);
WHEREAS, the parties hereto desire to amend the Operating Agreement and the Management Agreement and modify certain provisions thereof as provided herein;
WHEREAS, pursuant to Section 19.2.10 of the Management Agreement, the Management Agreement may be modified, changed or amended in an instrument in writing signed by the Borrower Subsidiary and the Manager; and
WHEREAS, CR, as the developer under the Development Agreement, desires to provide a written notice to the Borrower Subsidiary pursuant to the Development Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:
1.DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Operating Agreement.
2.    MODIFICATIONS TO OPERATING AGREEMENT.
2.1    Section 1.7. Section 1.7 is hereby amended by inserting the words “or any Subsidiary” after the words “the Company”.

2.2    Section 2.9. Section 2.9 is hereby amended to include the following as a new last sentence thereof:
“The Company shall not permit any of its Subsidiaries to issue equity interests (other than to the Company or its wholly owned Subsidiaries) without first offering each Member the reasonable opportunity to maintain a relative economic interest in the operations of such Subsidiary equivalent to its Percentage Interest (it being understood, for the avoidance of doubt, that the foregoing shall not be construed to restrict the ability of the Company or a Subsidiary to pledge or otherwise Transfer the equity interests in a Subsidiary).”

2.3    Section 5.6(a). Section 5.6(a) of the Operating Agreement is hereby amended and restated in its entirety as follows:
“(a)    Affiliate Transactions. Each Member shall have the right to approve any transaction or agreement (and any amendment or modification of such transaction or agreement), solely between the Company or any Subsidiary of the Company, on the one hand, and the Managing Member or an Affiliate of the Managing Member (other than the Company or any Subsidiary of the Company), on the other hand, other than, in any case, (i) any such transaction or agreement on terms reflecting Fair Market Value, (ii) any reimbursement of actual “out-of-pocket” expenses reasonably incurred by any Member or any of its Affiliates in the furtherance of the Company’s or its Subsidiary’s business, (iii) any amendment of the provisions of the Management Agreement or Development Agreement or any determination under the Management Agreement or Development Agreement, except for any such amendment that changes the economic benefits directly received by any Affiliate of the Managing Member (other than the Company and its Subsidiaries) pursuant to such agreement, (iv) any transaction or agreement contemplated by Section 2.2, 2.3, 2.6, 2.7 or 2.8 and (v) any transaction or agreement entered into in connection with a transaction contemplated by Section 9.3. For the avoidance of doubt, this Section 5.6(a) shall not apply to any amendment of this Agreement (which shall be governed by Section 12.3), to any operating agreement or similar governing document of any Subsidiary of the Company (which shall be governed by Section 12.3), to any transaction or agreement entered into at such time as (or the consummation of which will result in) the Managing Member and its Affiliates are holding, in the aggregate, less than fifty percent (50%) of the outstanding Units or with respect to any Person who has ceased to be an Affiliate of the Managing Member.”
2.4    Section 8.1. Section 8.1 of the Operating Agreement is hereby amended and restated in its entirety as follows:
“8.1    Accounting, Books and Records. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s and its Subsidiaries’ business, including all books and records necessary to provide the information required pursuant to Sections 8.2 and 8.3 or pursuant to Applicable Laws, including the Gaming Laws. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Members, and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member in its sole discretion, whose determination shall be final and conclusive as to all of the Members, absent manifest error. The Members, or any of them, shall have the right to inspect the books and records of the Company and its Subsidiaries during normal business hours upon no less than two (2) business days’ notice to the Managing Member of such inspection without unreasonable disruption to the Company’s or any of its Subsidiary’s business. In addition, the Company shall, and shall cause its Subsidiaries to, cooperate with each Member and each Member’s accountants and professional advisors in connection with internal or external audit procedures of such Member, including providing such accountants and professional advisors access to the books and records of the Company and its Subsidiaries for inspection during normal business hours upon no less than two (2) business days’ notice to the Managing Member of such inspection without unreasonable disruption to the Company’s or any of its Subsidiary’s business.”
2.5    Section 12.3.
(a)    Clause (b) of Section 12.3 is hereby amended and restated in its entirety as follows:
“(b) Section 5.6, Section 12.21 and this Section 12.3 may only be amended in a writing signed by CR, CVP, Stronach and PRT TWO, in each case only for so long as such Person is a Member of the Company;”
(b)    Section 12.3 of the Operating Agreement is hereby amended by adding the following sentence as a new last sentence thereto:
“The Company shall not approve or execute any governing document of any of its Subsidiaries, or any amendment, change or modification thereto, or any other document to which a Subsidiary is a party, that would have the effect of circumventing or avoiding the rights or protections afforded to the Non-CR Members in this Section 12.3.”
2.6    New Section 12.21. A new Section 12.21 is hereby included in the Agreement as follows:
“The Company shall not approve the establishment of a Subsidiary or approve or execute any governing document of any of its Subsidiaries, or any amendment, change or modification thereto, or any other document to which a Subsidiary is a party, that would have the effect of circumventing or avoiding the rights or protections afforded to CVP or PRT TWO under this Agreement.”

2.7    Section 15.1(a). Section 15.1(a) of the Operating Agreement is hereby amended and restated in its entirety as follows:
“(a)    Definition. For purposes of this Agreement, “Confidential Information” shall mean all confidential or proprietary information or material of a party, whether revealed orally, visually, or in tangible or electronic form, in connection with the Project, the Company, its Members or any of the Company’s Subsidiaries that is not generally known to the public, including confidential or proprietary business strategies and procedures, political strategies and discussions, the terms and structure of the Company and its Subsidiaries, sales and marketing data, specifications, drawings, site plans, development plans, surveys, engineering and traffic reports, and information regarding future business, development, sales and marketing plans and financial data.”
2.8    Schedule 2.1. The Company hereby confirms that Attachment 1 attached hereto reflects Schedule 2.1 to the Operating Agreement as of the date hereof.
2.9    Exhibit A. The definition of Subsidiary in Exhibit A is hereby amended by adding the following at the end of such definition:
“CBAC Borrower, LLC, a Delaware limited liability company, is considered to be a Subsidiary of the Company.”
3.    MODIFICATIONS TO MANAGEMENT AGREEMENT.
3.1    Assignment to Borrower Subsidiary. Manager hereby confirms its consent to the assignment of the Management Agreement by the Company to Borrower Subsidiary effective as of July 1, 2013 and acknowledges that the term “Owner” therein shall mean and refer to, from and after the date of such assignment, the Borrower Subsidiary.
3.2    Section 2.1.1. Section 2.1.1 of the Management Agreement is hereby amended and restated in its entirety as follows:
“2.1.1 Engagement of Manager. On and subject to the terms and conditions of this Agreement, Owner hereby engages Manager, and Manager hereby agrees to be engaged, as Owner’s agent and exclusive manager to Operate the Managed Facilities during the Term. The Parties acknowledge that the scope of both Manager’s authority and duties as the Manager to Operate the Managed Facilities are limited to the authority and duties set forth in this Agreement. Owner acknowledges that Manager and its Affiliates own numerous brands and, notwithstanding anything contained herein to the contrary, Owner agrees that Manager has elected to use the “Horseshoe” brand (the “Brand”) in connection with Manager’s Operation of the Casino.”
3.3    Specified Brand Properties. The definition of Specified Brand Properties in Exhibit B to the Management Agreement is hereby amended and restated in its entirety as follows:

“ “Specified Brand Properties” means the “Horseshoe”-branded Gaming facilities located in Cincinnati, OH and Hammond, IN, in each case to the extent such facility continues to be branded “Horseshoe” and managed by CEOC or one of its Affiliates or, if applicable, an Alternate Brand Property.”

3.4    Substantial Sale. The definition of Substantial Sale in Exhibit B to the Management Agreement is hereby amended and restated in its entirety as follows:
“ “Substantial Sale” means (a) the sale or other disposition by CEOC and its Affiliates of all or substantially all their assets and operations associated with the “Horseshoe” brand, or (b) the sale or other disposition by CEOC and its Affiliates of substantially all of CEOC’s Eastern Region (as defined in CEC’s most current applicable filing with the U.S. Securities and Exchange Commission (or any successor thereof)) in a single transaction or series of related transactions.”
3.5    Exhibit C. Section 1.1.5 in Exhibit C to the Management Agreement is hereby amended to include the following as a new last sentence thereof :
“Manager may incur costs or expenses, including Pre-Opening Reimbursable Expenses not otherwise permitted by this Section 1.1.5 as required for compliance with the Operating Standard only with Owner’s consent, or if Owner does not consent, if in accordance with the Expert resolution in accordance with Section 5.1.3 of the Agreement.”
3.6    Exhibit F. Item 7 in Exhibit F to the Management Agreement is hereby amended and restated in its entirety as follows:
“7. Other Systems. Total Rewards II player loyalty program, a telephone reservation system, Gaming Panel, Guest Service Rating System, purchasing and inventory control systems and accounting systems.”

3.7    Exhibit I. Exhibit I to the Management Agreement is hereby amended and restated in its entirety as set forth on Attachment 2 attached hereto.
4.    DEVELOPMENT AGREEMENT NOTICE. In accordance with the definition of Site Project Manager as set forth in Exhibit B to the Development Agreement, CR hereby notifies the Borrower Subsidiary that Lee Monfort is no longer the Site Project Manager and that Larry Nelson is the current Site Project Manager.
5.    MISCELLANEOUS.
5.1    Full Force and Effect. Except as expressly modified by this Omnibus Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Operating Agreement, the Management Agreement and the Development Agreement shall remain in full force and effect in accordance with their respective terms. As used in each of the Operating Agreement and the Management Agreement, the terms “this Agreement,” herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, such agreement as amended by this Omnibus Amendment.
5.2    Governing Law. This Agreement shall be construed under the laws of the State of Maryland, without regard to any conflict of law principles.
5.3    Counterparts. This Omnibus Amendment may be executed in one or more counterparts (including by means of facsimile or electronic means including .pdf form), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be executed and delivered as of the date first above written.

CR BALTIMORE HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Greg Miller
Name: Gregory J. Miller
Title: Senior Vice President

CBAC GAMING, LLC,
a Delaware limited liability company

By: CR Baltimore Holdings, LLC,
a Delaware limited liability company and its managing member

By:	/s/ Greg Miller
Name: Gregory J. Miller
Title: Senior Vice President

CBAC BORROWER, LLC

By:_/s/ Greg Miller__________________________
Name: Gregory J. Miller
Title: Senior Vice President

CAESARS BALTIMORE MANAGEMENT COMPANY, LLC,
a Delaware limited liability company
By: Caesars Baltimore Acquisition Company, LLC,
a Delaware limited liability company and its sole member
By: Caesars Entertainment Operating Company, Inc.,
a Delaware corporation and its sole member
By: /s/Greg Miller
Name: Gregory J. Miller
Title: Senior Vice President

CVPR GAMING HOLDINGS, LLC,
a Maryland limited liability company

By: /s/ Craig H. Colton
Name: Craig H. Colton
Title: Authorized Person

STRON-MD LIMITED PARTNERSHIP,
a Delaware limited partnership

By: 2299000 ONTARIO INC., its general partner

By: /s/ Belinda Stronach
Name: Belinda Stronach
Title: Authorized Person

PRT TWO LLC,
a Maryland limited liability company

By: /s/ Cecil E. Flamer
Name: Cecil E. Flamer
Title: Managing Member

By: /s/ Maria Beckett
Name: Maria Beckett
Title: Managing Member